UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2010
National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16, Suite 200 Rapid City, SD	57701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (605) 721-5220
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (e). On March 19, 2010, Dlorah, Inc. (“Dlorah”), a wholly owned subsidiary of National American University Holdings, Inc. (the “Company”), and Robert Buckingham, an executive officer of the Company, entered into a Termination of Employment Agreement and Release Agreement (the “Termination Agreement”). Under the Termination Agreement, the parties terminated the Employment Agreement dated January 3, 1995, as amended to date, between Dlorah and Mr. Buckingham (the “Employment Agreement”), which contained the terms and conditions of Mr. Buckingham’s employment with the Company as an executive officer of the Company, and which was filed as an exhibit to the Company’s Current Report on Form 8-K on November 30, 2009. Under the terms of the Termination Agreement, the Company will pay Mr. Buckingham a lump sum payment of $2,131,900.12 for terminating the Employment Agreement, including his right to receive future salary and incentive compensation thereunder. In addition, the Termination Agreement contains a comprehensive release of claims against the Company by Mr. Buckingham.
Mr. Buckingham, however, will maintain his involvement with the Company as a member of the Board of Directors of the Company and the Chairman of the Board of Directors of the Company. A copy of the Termination Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
(e)    On March 19, 2010, the Company issued to Dr. Ronald Shape, the Company’s Chief Executive Officer and Chief Financial Officer, 50,000 shares of restricted common stock under the Company’s 2009 Stock Option and Compensation Plan (the “Plan”) and an additional 25,000 shares of restricted common stock pursuant to a Restricted Stock Award Agreement dated March 19, 2009 (the “Award Agreement”).  These shares, which vest over a three year period assuming certain performance criteria are met, were issued in connection with Dr. Shape’s forfeiture of 75,000 shares of restricted stock previously granted to him under the Plan on November 30, 2009.  A copy of the Award Agreement is attached to this report as Exhibit 10.2 and is incorporated herein by reference.
On March 19, 2010, the Company issued to Dr. Jerry Gallentine, the Company’s President, 12,500 shares of restricted common stock under the Plan.  These shares, which vest over a three year period assuming certain performance criteria are met, were issued in connection with Dr. Gallentine’s forfeiture of 12,500 shares of restricted stock previously granted to him under the Plan on November 30, 2009.
Item 8.01 Other Events.
On March 23, 2010, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission for the offer and sale of up to 7,000,000 shares of its common stock. Of these shares, it is anticipated that 3,500,000 shares will be issued and sold by the Company and 3,500,000 shares will be sold by selling stockholders. In addition, the Company will grant the underwriters an option to purchase an additional 1,050,000 shares to cover over-allotments. The Company also has applied to have its common stock listed on the NASDAQ Global Market.
A copy of the press release announcing the filing of the registration statement is attached to this report as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

10.1	Termination of Employment Agreement and Release Agreement, dated March 19, 2010, by and between Robert Buckingham and Dlorah, Inc.
10.2	Restricted Stock Award Agreement, dated March 19, 2010, for Dr. Ronald Shape.
99.1	Press Release, dated March 23, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
By:	/s/ Ronald L. Shape
Ronald L. Shape, Chief Executive Officer

Date: March 23, 2010

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